                                                                    Exhibit 10.4


                    MARINEMAX, INC. 1998 INCENTIVE STOCK PLAN

              ADOPTED BY THE BOARD OF DIRECTORS AS OF APRIL 5, 1998
                APPROVED BY THE STOCKHOLDERS AS OF APRIL 30, 1998
        AMENDED AND RESTATED BY THE BOARD OF DIRECTORS AS OF MAY 30, 1998
        FURTHER AMENDED BY THE BOARD OF DIRECTORS AS OF NOVEMBER 15, 2000
         AMENDMENT APPROVED BY THE STOCKHOLDERS AS OF FEBRUARY 27, 2001

         1. PURPOSE. The purpose of this 1998 Incentive Stock Plan (the "Plan") is to attract, retain and motivate employees, directors and independent contractors by providing them with the opportunity to acquire a proprietary interest in MARINEMAX, INC., a Delaware corporation (the "Company") and to link their interests and efforts to the long-term interests of the Company's stockholders.

         2.       PLAN ADMINISTRATION

                  2.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 12, the Board, in its sole discretion, may delegate all or any portion of its authority and duties under the Plan to a committee appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator". Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to awards under the Plan, including the selection of the individuals to be granted awards, the type of awards, the number of shares of the Company's common stock ("Common Stock") subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive. The Plan Administrator may, in its sole discretion, delegate all or any portion of its authority and duties under the Plan, with respect to awards to persons who are not executive officers or directors of the Company and who do not own more than 10% of the Company's issued and outstanding Common Stock, to one or more committees (each, an "Award Committee") appointed by the Plan Administrator, each consisting of at least one member of the Board who may or may not be employed by the Company. Except as otherwise explicitly set forth in the Plan, an Award Committee shall have the authority, under such conditions and limitations as the Plan Administrator may from time to time establish, to determine all matters relating to awards under the Plan to employees, proposed employees and independent contractors of the Company or one or more subsidiaries of the Company, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an award.

                  2.2 RULE 16b-3 AND CODE SECTION 162(m). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more "Non-Employee Directors" may make determinations regarding grants of awards to officers, directors and 10% stockholders of the Company. (The term "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Plan Administrator shall have the authority and discretion to determine the extent to which awards will conform to the requirements of Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

                  2.3 OTHER PLANS. The Plan Administrator shall also have authority to grant awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

         3. ELIGIBILITY. Any employee of the Company shall be eligible to receive any award under the Plan. Directors who are not employees, proposed directors, proposed employees and independent contractors shall be eligible to receive awards other than Incentive Stock Options (as defined in Section 5.2). For purposes of this Section 3, the "Company," with respect to all awards under the Plan other than Incentive Stock Options, includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Plan Administrator. With respect to Incentive Stock Options, the "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.

         4.       SHARES SUBJECT TO THE PLAN

                  4.1 NUMBER AND SOURCE. The shares offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Subject to adjustment as provided in Section 4.3, the aggregate number of shares that may be issued under the Plan shall not exceed 4,000,000 shares; provided, however that awards shall not be granted under the Plan if, at the time of such grant, the aggregate number of shares of Stock that have been or may be issued under previously granted awards or options under the Plan equal or exceed 20% of the total number of outstanding shares at such time. The aggregate number of shares that may be covered by awards granted to any one individual in any year shall not exceed 50% of the total number of shares that may be issued under the Plan.

                  4.2 SHARES AVAILABLE. Any shares subject to an award granted under the Plan that is forfeited, terminated or canceled, or any shares that do not vest, shall again be available for the granting of awards under the Plan. If a stock appreciation right is settled in cash, the shares covered by such award shall remain available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

                  4.3 ADJUSTMENT OF SHARES AVAILABLE. The aggregate number and type of shares available for awards under the Plan, the maximum number and type of shares that may be subject to awards to any individual under the Plan, the number and type of shares covered by each outstanding award, and the exercise price per share (but not the total price) for stock options, stock appreciation rights or similar awards outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

                  4.4 TRANSFER OF CONTROL. In the event of a Transfer of Control (as defined below), the surviving, continuing, successor or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation") shall either assume the Company's rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Corporation's stock. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding awards in connection with the Transfer of Control, the Board may, in its discretion, provide that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested in full on or before the date of the Transfer of Control. The exercise and/or vesting of any award that is permissible solely by reason of this Section 4.4 shall be conditioned upon the consummation of the Transfer of Control. Any awards that are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised on or before the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Unless otherwise determined by the Board, a "Transfer of Control" shall be deemed to have occurred in the event of any of the following: (a) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company if the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (b) a merger or consolidation if the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation (regardless of whether the Company is the surviving corporation); (c) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (d) a liquidation or dissolution of the Company.

         5.       AWARDS

                  5.1 TYPES OF AWARDS. Subject to the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of awards to be granted to employees, directors and independent contractors under the Plan. Such awards may include, but are not limited to, Incentive Stock Options, Nonqualified

Stock Options (as defined in Section 5.2), stock appreciation rights or restricted stock awards. Such awards may be granted either alone, in addition to or in tandem with any other type of award granted under the Plan.

                  5.2 STOCK OPTIONS. The Plan Administrator may grant stock options, designated as "Incentive Stock Options," which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options." The price for which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of such shares on the date such option is granted (110% if options are intended to be Incentive Stock Options and are granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company). For purposes of the Plan, "Fair Market Value" as to a particular day equals shall be
(a) as determined by the Board for grants prior to the date (the "IPO Date") that shares of Common Stock first become registered under Section 12 of the 1934 Act, (b) the initial public offering price per share for grants on the IPO Date, and (c) the per share closing price for the Common Stock as reported for the prior trading day in the Wall Street Journal or in such other source as the Plan Administrator deems reliable for grants after the IPO Date. The Plan Administrator shall set the term of each stock option, but no Incentive Stock Option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

                  5.3 STOCK APPRECIATION RIGHTS. The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the Plan or with respect to a number of shares for which an option is not granted. A stock appreciation right shall entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to the excess of the share's Fair Market Value on the date the right is exercised over its Fair Market Value on the date the right was granted. Such payment may be made in cash or in shares of Common Stock valued at Fair Market Value as of the date of the surrender, or partly in cash and partly in shares of Common Stock, as determined by the Plan Administrator in its sole discretion. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights.

                  5.4 RESTRICTED STOCK AWARDS. The Plan Administrator may grant restricted stock awards under the Plan in Common Stock or denominated in units of Common Stock. The Plan Administrator, in its discretion, may make such awards subject to conditions and restrictions, as set forth in the instrument evidencing the award, which may be based on continuous service with the Company or the attainment of certain performance goals related to profits, profit growth, profit-related return ratios, cash flow or shareholder returns, where such goals may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time. The Plan Administrator may choose, at the time of granting an award or at any time thereafter up to the time of payment of the award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms as the Plan Administrator may establish. All dividends or dividend equivalents that are not paid currently may, in the Plan Administrator's sole discretion, accrue interest and be paid to the participant if, when and to the extent such award is paid.

                  5.5 PAYMENT; DEFERRAL. Awards granted under the Plan may be settled through cash payments, the delivery of Common Stock (valued at Fair Market Value) or the granting of awards or combinations thereof as the Plan Administrator shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits to deferred stock unit equivalents.

                  5.6 INDIVIDUAL AWARD AGREEMENTS. Stock Options shall and other awards may be evidenced by agreements between the Company and the recipient in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. Such individual agreements may contain such provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

         6.       AWARD EXERCISE

                  6.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option or stock appreciation right, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in Section 6.3) is received by the Company. No holder of an option or stock appreciation right, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such shares are issued.

                  6.2 NO FRACTIONAL SHARES. No stock option may at any time be exercised with respect to a fractional share. No fractional share shall be issued with respect to a stock appreciation right; however, a fractional stock appreciation right may be exercised for cash.

                  6.3 FORM OF PAYMENT. An optionee may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below), (c) any combination of the above, or (d) such other means as the Plan Administrator may approve. Any optionee who owns Common Stock may use such shares as a form of payment to exercise stock options granted under the Plan. The Plan Administrator, in its discretion, may restrict or rescind this right by notice to optionees. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the exercise price. If an option is exercised by surrender of shares having a Fair Market Value less than the exercise price, the optionholder must pay the difference in cash.

         7.       AUTOMATIC GRANT PROGRAM

                  7.1 AMOUNT AND DATE OF GRANT. During the term of the Plan, the Company shall make automatic grants of options ("Automatic Options") in the form of Nonqualified Stock Options to each Board member ("Eligible Director") (or proposed Board member pursuant to Section 7.1.3) who is not employed by the Company, whether or not such person is a Non-Employee Director as referred to in Section 2.2 as follows:

                           7.1.1    ANNUAL GRANTS. Each year on the Annual Grant
Date, an Automatic Option to acquire 2,500 shares of Common Stock shall be granted to each Eligible Director for so long as shares of Common Stock are available under Section 4.1 hereof. The "Annual Grant Date" shall be the date of the Company's annual stockholders meeting commencing as of the first annual meeting occurring after the date (the "Effective Date") the Plan is approved by the stockholders of the Company. Any Eligible Director that was granted an Automatic Option under Section 7.1.2 or Section 7.1.3 within 90 days of an Annual Grant Date shall be ineligible to receive an Automatic Option pursuant to this Section 7.1.1 on such Annual Grant Date.

                           7.1.2    INITIAL NEW DIRECTOR GRANTS. On the Initial
Grant Date, every new member of the Board, who is an Eligible Director and has not previously received an Automatic Option under this Section 7.1.2 shall be granted an Automatic Option to acquire 5,000 shares of Common Stock for so long as shares of Common Stock are available under Section 4.1 hereof. The "Initial Grant Date" shall be the date that an Eligible Director is first appointed or elected to the Board. Any Eligible Director who previously received an Automatic Option pursuant to Section 7.1.3 shall be ineligible to receive an Automatic Option pursuant to this Section 7.1.2.

                           7.1.3    INITIAL PROPOSED DIRECTOR GRANTS. On the
date that shares of Common Stock first become registered under Section 12 of the 1934 Act, the Company shall grant an Automatic Option to acquire 10,000 shares of Common Stock to each non-employee whose election to the Board is proposed as of such date.

                  7.2 EXERCISE PRICE. The exercise price per share of Common Stock subject to each Automatic Option granted under Section 7.1.1 or
Section 7.1.2 shall be equal to 100 percent of the Fair Market

Value per share of the Common Stock on the date such Automatic Option was granted as determined in accordance with the valuation provisions of Section
5.2. The exercise price per share of Common Stock subject to each Automatic Option granted under Section 7.1.3 shall be equal to the initial public offering price per share of Common Stock.

                  7.3      VESTING. Each Automatic Option granted pursuant to
Section 7.1.1 shall vest and become exercisable 12 months after the date of grant. Each Automatic Option granted pursuant to Section 7.1.2 shall vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of grant and the next two installments 12 months and 24 months after the date of grant. Each Automatic Option granted pursuant to Section 7.1.3 shall vest and become exercisable in a series of three equal and successive installments with the first installment vested on the date of the recipient's election to the Board and the next two installments 12 months and 24 months after the date of grant. Each Automatic Option shall vest and become exercisable only if the optionholder has not ceased serving as a Board member as of such vesting date.

                  7.4 TERM OF AUTOMATIC OPTIONS. Each Automatic Option shall expire on the tenth anniversary (the "Expiration Date") of the date on which such Automatic Option was granted. Except as determined by the Plan Administrator, should an Eligible Director's service as a Board member cease prior to the Expiration Date for any reason while an Automatic Option remains outstanding and unexercised, the Automatic Option term shall immediately be modified and the Automatic Option shall terminate and cease to be outstanding in accordance with the following provisions:

                           7.4.1    The Automatic Option shall immediately
terminate and cease to be outstanding with respect to any shares that were not vested at the time of the optionholder's cessation of Board service; provided, however, that a proposed director who receives a grant pursuant to Section 7.1.3 shall not be treated as ceasing to serve as a Board member for purposes of this
Section 7 prior to such individual's election to the Board.

                           7.4.2    Should an optionholder cease, for any reason
other than death, to serve as a member of the Board, then the optionholder shall have 90 days measured from the date of such cessation of Board service in which to exercise his or her Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.

                           7.4.3    Should an optionholder die while serving as
a Board member or within 90 days after cessation of Board service, then the personal representative of the optionholder's estate (or the person or persons to whom the Automatic Option is transferred pursuant to the optionholder's will or in accordance with the laws of the descent and distribution) shall have a 90-day period measured from the date of the optionholder's cessation of Board service in which to exercise the Automatic Options that vested prior to the time of such cessation of Board service. In no event, however, may any Automatic Option be exercised after the Expiration Date of such Automatic Option.

                  7.5 OTHER TERMS. Except as expressly provided otherwise in this Section 7, an Automatic Option shall be subject to all of the terms and conditions of the Plan. Eligible Directors shall be entitled to receive other awards under the Plan or other plans of the Company in accordance with the terms and conditions thereof.

         8. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient, and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award under the Plan and any of the rights and privileges conferred thereby shall not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award shall be exercisable during the recipient's lifetime only by the recipient.

         9. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an award granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such award to the Company or to any parent or subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

         10. TERMINATION OF SERVICES. The terms and conditions under which an award may be exercised following termination of a recipient's employment, directorship or independent contractor relationship with the Company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to Disability; or (c) ten years after the date of grant (five years if granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company).

         11. TERM OF THE PLAN. The Plan shall become effective as of the date of adoption by the Board, and shall remain in full force and effect through the date that is ten years thereafter, unless sooner terminated by the Board. After the Plan is terminated, no future awards may be granted, but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

         12. PLAN AMENDMENT. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's stockholders (a) that would increase the number of shares available for issuance under the Plan (other than in accordance with Section 4.3), or (b) if such approval is required (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of
Section 162(m) of the Code.

         13. PLAN NOT EXCLUSIVE. This Plan is not intended to be the exclusive means by which the Company may issue awards to acquire its Common Stock.

         14. BIFURCATION OF THE PLAN. Notwithstanding any provision of this Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the 1934 Act without so restricting, limiting or conditioning the Plan with respect to other participants.